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                                                                      EXHIBIT 11

                          ELITE INFORMATION GROUP, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                         Three months ended                Nine months ended
                                                                            September 30,                    September 30,
                                                                       1999              1998            1999              1998
                                                                    ---------         ---------       ---------         ---------
Net income (loss) from continuing operations                        $   1,217         $     139       $   2,004         $  (1,075)
Net income (loss) from discontinued operations                                           (2,851)           (382)           (4,304)
Gain on sale of discontinued operations                                                                   4,919
                                                                    ---------         ---------       ---------         ---------
Net income (loss)                                                   $   1,217         $  (2,712)      $   6,541         $  (5,379)
                                                                    =========         =========       =========         =========

BASIC EARNINGS PER SHARE:

    Weighted average common shares outstanding                          8,322             8,765           8,283             9,023
                                                                    =========         =========       =========         =========

    Net income (loss) from continuing operations                    $    0.15         $    0.02       $    0.24         $   (0.12)
    Net income (loss) from discontinued operations                                        (0.33)          (0.05)            (0.48)
    Gain on sale of discontinued operations                                                                0.59
                                                                    ---------         ---------       ---------         ---------
    Net income (loss) per common share                              $    0.15         $   (0.31)      $    0.79         $   (0.60)
                                                                    =========         =========       =========         =========

DILUTED EARNINGS PER SHARE:
    Weighted average common shares outstanding                          8,322             8,765           8,283             9,023

    Addition from assumed exercise of stock options                       282                               252

    Weighted average common and common equivalent
                                                                    ---------         ---------       ---------         ---------
        shares outstanding                                              8,604             8,765           8,535             9,023
                                                                    =========         =========       =========         =========

    Net income (loss) from continuing operations                    $    0.14         $    0.02       $    0.23         $   (0.12)
    Net income (loss) from discontinued operations                                        (0.33)          (0.04)            (0.48)
    Gain on sale of discontinued operations                                                                0.58
                                                                    ---------         ---------       ---------         ---------
    Net income (loss) per common and common equivalent share        $    0.14         $   (0.31)      $    0.77         $   (0.60)
                                                                    =========         =========       =========         =========


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